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                                                                    EXHIBIT 99.1

                             INSTRUCTIONS FOR USE OF

                           AAMES FINANCIAL CORPORATION

                            SUBSCRIPTION CERTIFICATES

                          ----------------------------

            CONSULT MELLON INVESTOR SERVICES LLC, YOUR BANK OR BROKER
                               AS TO ANY QUESTIONS

     The following instructions relate to a rights offering (the "Rights Offering") by Aames Financial Corporation, a Delaware corporation (the "Company"), to the holders of its common stock, par value $0.001 per share ("Common Stock"), as described in Aames Financial Corporation's prospectus dated January __, 2002 (the "Prospectus"). Holders of record of Common Stock at the close of business on January __, 2002 (the "Record Date") will receive 2.56 non-transferable subscription rights (the "Subscription Rights") for each share of Common Stock held by them as of the close of business on the Record Date. An aggregate of _____________ Subscription Rights exercisable to purchase an aggregate of ____________ shares of the Series D Preferred Stock, par value $0.001 ("Series D Preferred Stock"), of Aames Financial Corporation are being distributed in connection with the Rights Offering. Each Subscription Right is exercisable, upon payment of $0.85 (the "Subscription Price"), to purchase one share of Series D Preferred Stock (the "Subscription Privilege").

     No fractional Subscription Rights or cash in lieu thereof will be issued or paid. The total number of Subscription Rights issued to each shareholder will be rounded up to the next largest full Subscription Right.

     The Subscription Rights will expire at 5:00 p.m., Eastern Standard Time, on February __, 2002 (as it may be extended, the "Expiration Date").

     You are entitled to 2.56 Subscription Rights for each share of Common Stock you own as of the Record Date. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate section on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

     THE SUBSCRIPTION AGENT MUST RECEIVE YOUR COMPLETED SUBSCRIPTION CERTIFICATE OR YOUR NOTICE OF GUARANTEED DELIVERY ON OR BEFORE THE EXPIRATION DATE. IN ADDITION, THE SUBSCRIPTION AGENT MUST RECEIVE PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, FOR ALL SUBSCRIPTION RIGHTS EXERCISED ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF SUBSCRIPTION RIGHTS HAS EXERCISED THE SUBSCRIPTION PRIVILEGE SUCH EXERCISE MAY NOT BE REVOKED.

     1. SUBSCRIPTION PRIVILEGES. To exercise Subscription Rights, properly complete and execute your Subscription Certificate and send it, together with payment in full of the Subscription Price for each share of Series D Preferred Stock subscribed for pursuant to the Subscription Privilege to the Subscription Agent. Delivery of the Subscription Certificate must be made by mail, by hand delivery or by overnight delivery. FACSIMILE DELIVERY OF THE SUBSCRIPTION CERTIFICATE WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE VALID DELIVERY. All payments must be made in United States dollars by (a) check or bank draft (cashier's check) drawn on a U.S. bank or money order payable to Mellon Investor Services LLC (acting on behalf of Mellon bank N.A. as Subscription Agent) or (b) wire transfer of immediately available funds to the account maintained by the Subscription Agent for such purpose at [WIRE INSTRUCTIONS] The Subscription Price will be deemed to have been received by the Subscription Agent under the conditions described in the paragraph below entitled ACCEPTANCE OF PAYMENTS.

     Banks, brokers, trusts, depositaries or other nominee holders of the Subscription Rights who exercise the Subscription Privilege on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and the Company on a Nominee Holder Certification Form as to the

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aggregate number of Subscription Rights that have been exercised by each beneficial owner of Subscription Rights on whose behalf such nominee holder is acting.

     ACCEPTANCE OF PAYMENTS. Payments will be deemed to have been received by the Subscription Agent only upon (a) the clearance of any uncertified check, (b) the receipt by the Subscription Agent of any certified check or bank draft (cashier's check) drawn on a U.S. bank, money order or (c) immediately available funds transferred through a wire transfer. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR FOLLOWING RECEIPT BY THE SUBSCRIPTION AGENT. ACCORDINGLY, HOLDERS OF SUBSCRIPTION RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECKS ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT THE SUBSCRIPTION AGENT RECEIVES CLEARED PAYMENT BY SUCH DATE. YOU ARE URGED TO CONSIDER PAYMENT BY MEANS OF A CERTIFIED CHECK, BANK DRAFT (CASHIER'S CHECK) OR MONEY ORDER.

     PROCEDURES FOR GUARANTEED DELIVERY OF A SUBSCRIPTION CERTIFICATE. If you are unable to deliver a properly completed Subscription Certificate to the Subscription Agent before the Expiration Date, you may cause a written guarantee substantially in the form available from the Subscription Agent (the "Notice of Guaranteed Delivery"), from a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, to be received by the Subscription Agent on or prior to the Expiration Date together with payment in full off the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Subscription Rights represented by your Subscription Certificate and the number of Subscription Rights being exercised pursuant to the Subscription Privilege. A Notice of Guaranteed Delivery will guarantee the delivery of your properly completed and executed Subscription Certificate within three Nasdaq trading days following the date of the execution of the Notice of Guaranteed Delivery. If this procedure is followed, the Subscription Agent must receive your Subscription Certificate within three Nasdaq trading days of the date of execution of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number indicated below.

     Banks, brokers and other nominee holders of Subscription Rights who exercise the Subscription Privilege on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and to the Company as to the aggregate number of Subscription Rights that have been exercised by each beneficial owner of Subscription Rights on whose behalf such nominee holder is acting.

     CONTACTING THE SUBSCRIPTION AGENT. The address, telephone and facsimile numbers of the Subscription Agent are as follows:


                BY MAIL:                       FACISIMILE TRANSMISSION                     BY HAND:
                                            (eligible institutions only):
           Mellon Bank, N.A.                                                          Mellon Bank, N.A.
    c/o Mellon Investor Services LLC                (201) 296-4293             c/o Mellon Investor Services LLC
          Post Office Box 3301                                                     120 Broadway, 13th Floor
          Hackensack, NJ 07606             To confirm receipt of facsimile            New York, NY 10271
    Attn: Reorganization Department                     only:                  Attn: Reorganization Department

                                                    (201) 296-4860

                                              IF BY OVERNIGHT COURIER:

                                                  Mellon Bank, N.A.
                                          c/o Mellon Investor Services LLC
                                        85 Challenger Road - Mail Drop - Reorg
                                              Ridgefield Park, NJ 07660
                                           Attn: Reorganization Department



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     The address, telephone and copier numbers of Mellon Investor Services LLC for inquiries, information or requests for additional documentation is as follows:

                            44 Wall Street, 7th Floor
                               New York, NY 10005
                                 (888) 566-9477
                        (banks and brokers call collect)

     NO SUBSCRIPTION RIGHTS AMOUNT; EFFECT OF OVER AND UNDERPAYMENTS. If you have not indicated the number of Subscription Rights being exercised, or if you do not deliver the dollar amount sufficient to purchase the number of shares subscribed for, you will be deemed to have exercised the Subscription Privilege with respect to the maximum number of whole Subscription Rights which may be exercised for the Subscription Price payment you deliver. To the extent that the dollar amount you deliver exceeds the product of the Subscription Price multiplied by the number of Subscription Rights evidenced by the Subscription Certificate you deliver (such excess being the "Subscription Excess"), any excess amount will be returned to you.

     2. DELIVERY OF STOCK CERTIFICATES. The following deliveries and payments to you will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary on the reverse side of your Subscription Certificate.

        (a) SUBSCRIPTION PRIVILEGE. As soon as practicable after the valid exercise of Subscription Rights and the Expiration Date, the Subscription Agent will mail to each exercising Subscription Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.

        (b) EXCESS PAYMENTS. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Subscription Rights holder any excess funds received (without interest or deduction) in payment of the Subscription Price for shares that are subscribed for but not allocated to such Subscription Rights holder pursuant to the Subscription Privilege.

     3. TO HAVE A SUBSCRIPTION CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS. To have a Subscription Certificate divided into certificates for smaller numbers of Subscription Rights, send your Subscription Certificate, together with complete instructions (including specification of the whole number of Subscription Rights you wish to be evidenced by each new Subscription Certificate) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Subscription Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you may not receive such new Subscription Certificates in time to enable you to complete an exercise by the Expiration Date. Neither the Company nor the Subscription Agent will be liable to you for any such delays.

     4. EXECUTION.

        (a) EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

        (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.


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        (c) SIGNATURE  GUARANTEES.  Your  signature  must be  guaranteed  by an
Eligible Guarantor Institution if you specify special issuance or delivery instructions.

     5. METHOD OF DELIVERY. The method of delivery of Subscription Certificates and the payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Subscription Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.

     6. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF SUBSCRIPTION RIGHTS THROUGH DEPOSITORY FACILITY PARTICIPANTS. In the case of holders of Subscription Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Subscription Privilege may be effected by instructing DTC to transfer Subscription Rights (such Subscription Rights, "Depository Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of Series D Preferred Stock subscribed for pursuant to the Subscription Privilege.


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